UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2009

Borland Software Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 North Capital of Texas Highway, Building 2, Suite 100, Austin, Texas	78731
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 340-2200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2009, Borland Software Corporation (the “Company”) entered into an Amendment (the “Amendment”) to the Agreement and Plan of Merger by and among Bentley Merger Sub, Inc., Micro Focus International plc, Micro Focus (US), Inc. and the Company, dated May 5, 2009 (the “Merger Agreement”). The Amendment provides that (i) the merger consideration under the merger agreement increased from $1.00 to $1.15 per share in cash without interest and (ii) the termination fee payable by the Company in certain circumstances under the Merger Agreement, as amended, is increased from $3 million to $4 million. The Merger Agreement otherwise remains in full force and effect. The Board of Directors of Borland Software approved the Amendment on June 16, 2009.

A copy of the Amendment is attached hereto as Exhibit 2.2 to this Form 8-K and is incorporated herein by reference. The foregoing summary of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Amendment.

Item 8.01 Other Events.

On the evening of June 15, 2009, Company E, who had previously submitted to the Company a nonbinding proposal for the acquisition of all of the outstanding shares of the Company for cash at $1.20 per share (as described in the Preliminary Proxy Statement filed by the Company with the Securities and Exchange Commission on June 1, 2009 (the “Preliminary Proxy Statement “)), advised the Company’s financial advisor that Company E was withdrawing its proposal and no longer intended to make a definitive acquisition proposal to acquire the Company.

The Company promptly advised Micro Focus of this development as required under the Merger Agreement. The Company is continuing to comply with its obligations under the Merger Agreement.

Important Additional Information:

All parties desiring details regarding the transaction are urged to review the definitive agreement, which is available on the Securities and Exchange Commission’s website at http://www.sec.gov as an attachment to the Preliminary Proxy Statement on Schedule 14A filed by Borland on June 1, 2009, together with the Amendment filed with this Current Report on Form 8-K. In connection with the proposed transaction, the Company plans to file a Definitive Proxy Statement on Schedule 14A with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Borland, 8310 North Capital of Texas Highway, Building 2 Suite 100, Austin, TX 78731, Attention: Investor Relations, Telephone: (512) 340-1364, or from the Company’s website, http://www.borland.com. The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s annual proxy statement filed with the SEC on April 8, 2009 and the Preliminary Proxy Statement filed with the SEC on June 1, 2009. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and the other relevant documents filed with the SEC (when available).

Forward-Looking Statements

This document contains certain forward-looking statements about the Company that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the transaction or the merger agreement; (3) the inability to complete the merger due to the failure to satisfy conditions to completion of the merger; (4) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (5) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings. Many of the factors that will determine the outcome of the merger are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit
2.2	Amendment to Agreement and Plan of Merger, by and among Bentley Merger Sub, Inc., Micro Focus International plc, Micro Focus (US), Inc. and Borland Software Corporation, dated June 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borland Software Corporation

June 17, 2009

By: /s/ Melissa Fruge

     Name: Melissa Fruge
     Title: VP and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
2.2	Amendment to Agreement and Plan of Merger, by and among Bentley Merger Sub, Inc., Micro Focus International plc, Micro Focus (US), Inc. and Borland Software Corporation, dated June 17, 2009